                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 ---------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 ---------------



    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):         DECEMBER 22, 1999



                               NETRIX CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                       000-20512               54-1345159
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                      Identification No.)



                               NETRIX CORPORATION
                          13595 DULLES TECHNOLOGY DRIVE
                             HERNDON, VIRGINIA 20171
          (Address of Principal Executive Offices, Including Zip Code)
                                 (703) 742-6000
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 22, 1999, pursuant to the Agreement and Plan of Merger dated September 30, 1999, OpenROUTE Networks, Inc., a Massachusetts corporation ("OpenROUTE"), merged with and into Netrix Corporation, a Delaware corporation that survived the merger ("Netrix"). Pursuant to the terms of the Merger Agreement, Netrix stockholders retained their shares and OpenROUTE shares were converted on a one-for-one basis into shares of Netrix common stock. Options to purchase shares of OpenROUTE common stock also were converted on a one-for-one basis into options to purchase shares of Netrix common stock in the same number and at the same exercise price per share as was held under the option to purchase OpenROUTE shares. Based upon the 15,527,189 shares of OpenROUTE common stock outstanding as of November 16, 1999, the record date, Netrix expects to issue approximately 15,527,189 shares of Netrix common stock in connection with the merger. No other consideration was paid in connection with the merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

         The audited financial statements of the business acquired, OpenROUTE Networks, Inc., as of and for the years ended December 31, 1998 and 1997 and as of and for the periods ended September 30, 1999 and 1998 required by this item are incorporated herein by reference to the Form S-4 registration statement (No. 333-91323) filed with the Securities and Exchange Commission on November 19, 1999.

(b)   Pro Forma Financial Information.

         The pro forma financial information required by this item is contained in the pro forma financial statements (and footnotes thereto) filed as Exhibit
99.2 to this report.

(c)   Exhibits.

         The following exhibits are filed with this Report:

         EXHIBIT NO.                              DESCRIPTION.

         2.1 Agreement and Plan of Merger by and between Netrix Corporation and OpenROUTE Networks, Inc., dated as of September 30, 1999 (incorporated by reference to Exhibit 2.1 of Netrix Corporation's Current Report on Form 8-K, dated October 14, 1999).

         23.1                Consent of BDO Siedman, LLP.

         23.2                Consent of PricewaterhouseCoopers, LLP.

         99.1                Press Release  of Netrix Corporation dated December
                             22, 1999.

         99.2                Pro Forma Financial Statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETRIX CORPORATION



Date:  February 7, 2000                 By:   /s/ Peter J. Kendrick
                                              ---------------------------------
                                              Name:    Peter J. Kendrick
                                              Title:   Chief Financial Officer

                                  EXHIBIT LIST

     EXHIBIT NO.           DESCRIPTION

         2.1 Agreement and Plan of Merger by and between Netrix Corporation and OpenROUTE Networks, Inc., dated as of September 30, 1999 (incorporated by reference to
                           Exhibit 2.1 of Netrix Corporation's Current Report on Form 8-K, dated October 14, 1999).

         23.1              Consent of BDO Seidman, LLP.

         23.2              Consent of PricewaterhouseCoopers, LLP.

         99.1              Press  Release  of  Netrix Corporation dated December
                           22, 1999.

         99.2              Pro Forma Financial Statements

                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Form 8-K/A of Netrix Corporation of our report dated February 12, 1999 relating to the consolidated financial statements of OpenROUTE Networks, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                                                 /S/ BDO SEIDMAN, LLP



Boston, Massachusetts
February 3, 2000

                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Form 8-K/A of Netrix Corporation of our report dated February 11, 1998, except as to the segment information for the years ended December 31, 1997 and 1996 presented in
Note 8, for which the date is March 26, 1999, on our audits of the consolidated financial statements of OpenROUTE Networks, Inc. as of December 31, 1997 and 1996, and for the two years ended December 31, 1997.

                                               PricewaterhouseCoopers LLP



Boston, Massachusetts
February 2, 2000

                                                                    EXHIBIT 99.1

             NETRIX CORPORATION AND OPENROUTE NETWORKS SHAREHOLDERS

                       APPROVE INFORMATION OF NX NETWORKS

     --NEW COMPANY TO LEAD IN BURGEONING SECURE INTERNET TELEPHONY MARKET--

HERNDON, VA, AND WESTBORO, MA, DECEMBER 22, 1999 - Leaders in Internet telephony Voice over Internet Protocol (VoIP) and Virtual Private Networking (VPN), NETRIX Corporation (NASDAQ: NTRX) and OpenRoute Networks, Inc. (NASDAQ: OPEN), today announced that shareholders of each company have voted to approve the merger of NETRIX and OpenROUTE at separate shareholders meetings. This approval concludes the merger transaction of the companies. The combined company will begin doing business as NX Networks (pronounced NEX) on December 23, 1999. NX Networks will trade under the NASDAQ symbol NTRX.

On September 30, 1999, NETRIX announced it had signed a definitive agreement to merge with OpenROUTE. The agreement received regulatory approval in November, and approval by a majority of NETRIX and OpenROUTE's shareholders in the two meetings held today.

"We have combined our award-winning technologies and experienced teams to lead the explosively growing IP telephony market, which is expected to soar to more than $10 billion by 2005 according to market researcher Frost & Sullivan," stated Steven T. Francesco, NX Networks Chairman and Chief Executive Officer. "We will deliver highly secure, `infrastructure agnostic' solutions that can handle both voice and data and be deployed over virtually any network."

Bryan R. Holley, President and Chief Operating Officer commented, "NX Networks will take leadership in the emerging VoVPN market by removing the "stumbling blocks" of Internet Telephony adoption, such as quality and security. Our first product, which we showed two weeks ago at CTI Expo is the 3000 Series, the industry's first VoVPN gateway router which combines superior voice quality with advanced VPN envryption, compression and authentication technology."

ABOUT NX NETWORKS

NX Networks combines two leaders in Internet Telephony and Virtual Private Networking (VPN) technology, NETRIX Corporation and OpenROUTE Networks, Inc. NX Networks corporate headquarters are located in Herndon, Virginia and Westboro, Massachusetts. Additional information can be found on the company's web site at WWW.NXNETWORKS.COM.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve a number of risks and uncertainties, including references to the success of new products and the transition between the sale of old products and the sale of new products. Readers are cautioned that all forward-looking statement are subject to risks and uncertainties, including, without limitation, the timing of new announcements or introductions by the company and its competitors, the hiring and retention of key employees, competitive pricing pressures, the manufacturing of products, the need for capital, dependence on third parties for manufacturing, components and products, general economic conditions in the United States and international markets, and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                                                    EXHIBIT 99.2

                               NETRIX CORPORATION

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of Netrix as of September 30, 1999 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations of Netrix for the nine months ended September 30, 1999 and the year ended December 31, 1998 illustrate the effect of the merger with OpenROUTE. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger had been completed as of September 30, 1999 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the merger was completed as of the beginning of the fiscal year presented, January 1, 1998. Certain reclassifications have been made to OpenROUTE's financial statements to conform to Netrix's presentation.

         Under the terms of the OpenROUTE transaction, the holders of OpenROUTE common stock and stock options received one share of Netrix common stock for each OpenROUTE share converted.

ACCOUNTING TREATMENT

         Netrix accounted for the merger under the purchase method of accounting, with Netrix being the acquiror for accounting purposes. Immediately following the merger, Netrix shares held by Netrix stockholders represented approximately 45% of the outstanding shares of Netrix. The board of directors of the combined companies consists of six former Netrix directors and two OpenROUTE directors with the Chief Executive Officer of Netrix, Steven T. Francesco, serving as Chairman of the Board of the combined companies' board of directors.

         Under the purchase method of accounting, the assets and liabilities of Netrix will be brought forward at their net book values, a new basis will be established for OpenROUTE's assets and liabilities and any excess of the consideration over the fair value of OpenROUTE's assets and liabilities will be accounted for as goodwill. The revenues and expenses of Netrix and OpenROUTE will be consolidated from the date of consummation of the merger.

         The  pro  forma   adjustments   are  based  upon  currently   available
information and assumptions that Netrix management believes are reasonable and certain information provided by OpenROUTE management. Netrix will account for the merger based upon the estimated fair market value of the net tangible assets, intangible assets and liabilities acquired at the date of acquisition. The adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Statements represent the preliminary determination of these adjustments based upon available information. Netrix cannot assure you that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements.

         For illustrative purposes, Netrix has made a preliminary allocation of excess cost over estimated net assets acquired to goodwill as OpenROUTE's assets and liabilities are estimated to approximate fair value. The final allocation of purchase price to assets and liabilities acquired will depend upon the final purchase price and final estimates of fair values of assets and liabilities of

OpenROUTE at the closing date, Netrix will undertake a study to determine the fair values of assets and liabilities acquired and will allocate the purchase price accordingly. Netrix believes that the carrying value of current assets and current liabilities approximates fair value and that the excess of cost over historical net assets acquired will be allocated to property and equipment, goodwill and other identifiable intangibles. However, there can be no assurance that the actual allocation will not differ significantly from the pro forma allocation.

         The Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of either future results of operations or results that might have been achieved if the merger with OpenROUTE had been consummated as of the indicated dates. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical financial statements of Netrix and OpenROUTE, together with the related notes thereto, which are incorporated by reference into this registration statement.




                               NETRIX CORPORATION

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1999


                                                 NETRIX               OPEN             OPEN              NETRIX PRO
                                               HISTORICAL           HISTORICAL       PROFORMA               FORMA
                                                  (1)                  (2)          ADJUSTMENTS          ADJUSTMENTS


ASSETS
Current Assets:
     Cash and cash equivalents                $    4,698        $      2,804       $       --          $    7,502
     Marketable Securities                            --                  --               --                  --
     Accounts receivable, net                      6,957               3,450               --              10,407
     Inventories                                   4,761               5,563               --              10,324
     Other current assets                            359                 343               --                 702
                                              --------------    ---------------    ---------------     ---------------
         Total current assets                     16,775              12,160               --              28,935
                                              --------------    ---------------    ---------------     ---------------

Property and equipment, net                        3,043               2,239               --               5,282
Goodwill and intangibles,  net                       330                  --           58,085 (3)          58,415
Other assets                                         121                  41               --                 162
                                              --------------    ---------------    ---------------     ---------------
         Total assets                         $   20,269        $     14,440       $   58,085          $   92,794
                                              ==============    ===============    ===============     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Line of credit                           $    1,174        $         --       $       --          $    1,174
     Accrued expenses                              3,018               2,087              500 (4)           5,605
     Accounts payable                              3,907               1,226               --               5,133
                                              --------------    ---------------    ---------------     ---------------
         Total current liabilities                 8,099               3,313              500              11,912
                                              --------------    ---------------    ---------------     ---------------

Stockholders' equity

     Preferred stock                               4,424                  --               --               4,424
     Common stock                                    581                 160               636 (5)          1,377
     Additional paid-in capital                   59,231              49,689            18,227 (5)        127,147
     Deferred compensation                         (637)                  --               --               (637)
     Accumulated deficit                        (52,131)            (37,836)           37,835 (5)        (52,131)
     Warrants                                        862                  --               --                 862
     Less Treasury stock at cost                      --             (1,010)            1,010 (5)              --
     Accumulated other comprehensive  income
     (loss)                                        (160)                 123            (123) (5)           (160)
                                              --------------    ---------------    ---------------     ---------------
         Total stockholders' equity               12,170              11,127           57,585              80,882
                                              --------------    ---------------    ---------------     ---------------
         Total liabilities and
         stockholders' equity                 $   20,269        $     14,440       $   58,085          $   92,794
                                              ==============    ===============    ===============     ===============




                               NETRIX CORPORATION

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

(1)      Information   obtained   from   the   historical   unaudited  condensed
         consolidated balance sheet of Netrix.

(2) Information obtained from the historical unaudited consolidated balance sheet of OpenROUTE.

(3) Reflects goodwill resulting from the purchase of all of the outstanding stock of OpenROUTE and the allocation of the purchase price using the purchase method of accounting for the transaction after adjusting the assets acquired and the liabilities assumed to their respective fair values.

(4) Reflects the transaction costs, primarily investment banking, legal and accounting fees, directly incurred related to the acquisition and is shown as a pro forma adjustment to accrued expenses and the purchase price.

(5) Eliminates the equity of OpenROUTE upon consolidation with Netrix; reflects the issuance of 15.9 million shares of Netrix common stock using an exchange ratio of one share of Netrix for each share of OpenROUTE common stock. The issued shares are valued at $3.90 per share, which is the average of the closing prices for the three days before and after the public announcement of the merger; reflects the value of OpenROUTE stock options and warrants. Such value has been determined using the Black-Scholes method assuming 98% volatility, a risk free interest rate of 5.0% and an exercise period of three years.





                               NETRIX CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                  NETRIX             OPEN             OPEN PRO           NETRIX PRO
                                                HISTORICAL        HISTORICAL           FORMA               FORMA
                                                    (1)              (2)            ADJUSTMENTS           COMBINED
                                               --------------    ---------------    ---------------     ----------------
Revenues
     Product                                   $    16,079       $      8,425       $       --          $     24,504
     Service and other                               5,309              1,401               --                 6,710
     Software licensing                                 --                785               --                   785
                                               --------------    ---------------    ---------------     ----------------
         Total revenues                             21,388             10,611               --                31,999
                                               --------------    ---------------    ---------------     ----------------

Cost of revenues
     Product                                         7,512              5,058               --                12,570
     Service and other                               3,638              1,187               --                 4,825
     Software licensing                                 --                 --               --                    --
                                               --------------    ---------------    ---------------     ----------------
         Total cost of revenues                     11,150              6,245               --                17,395
                                               --------------    ---------------    ---------------     ----------------

Gross profit                                        10,238              4,366               --                14,604
                                               --------------    ---------------    ---------------     ----------------

Operating expenses
     Sales and marketing                             4,621              3,181               --                 7,802
     General and administrative                      3,683              2,418           10,891 (5)            16,992
     Research and development                        5,337              2,935               --                 8,272
     Stock compensation expense                        763                 --               --                   763
     Restructuring reserve                             900                243               --                 1,143
                                               --------------    ---------------    ---------------     ----------------
         Loss from operations                      (5,066)            (4,411)         (10,891)              (20,368)
     Interest and other income, net                  (218)                112               --                 (106)
                                               --------------    ---------------    ---------------     ----------------
         Loss before income taxes                  (5,284)            (4,299)         (10,891)              (20,474)
     Provision for income taxes                         --                 10               --                    10
                                               --------------    ---------------    ---------------     ----------------
         Net loss                                  (5,284)            (4,309)         (10,891)              (20,484)
     Dividends on preferred stock                    (574)                 --               --                 (574)
                                               --------------    ---------------    ---------------     ----------------
     Net loss attributable to common
     stockholders                              $   (5,858)       $    (4,309)       $ (10,891)          $   (21,058)
                                               ==============    ===============    ===============     ================

     Basic and diluted loss per common share
                                               $    (0.51)       $     (0.28)                           $     (0.77) (6)
                                               ==============    ===============                        ================
     Weighted average common shares
     outstanding, basic and diluted                 11,513             15,461                                 27,413
                                               ==============    ===============                        ================








                                       13




                               NETRIX CORPORATION

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                  NETRIX              OPEN              OPEN PRO            NETRIX PRO
                                                HISTORICAL          HISTORICAL            FORMA               FORMA
                                                   (3)                  (4)            ADJUSTMENTS           COMBINED
                                               --------------    ---------------    ----------------     ---------------

Revenues
     Product                                   $    21,840       $     10,416       $        --          $    32,256
     Service and other                               9,642              2,247                --               11,889
     Software licensing                                 --              1,663                --                1,663
                                               --------------    ---------------    ----------------     ---------------
         Total revenues                             31,482             14,326                --               45,808
                                               --------------    ---------------    ----------------     ---------------
Cost of revenues
     Product                                        10,939              6,836                --               17,775
     Service and other                               5,155              1,760                --                6,915
     Software licensing                                 --                 --                --                   --
                                               --------------    ---------------    ----------------     ---------------
         Total cost of revenues                     16,094              8,596                --               24,690
                                               --------------    ---------------    ----------------     ---------------
         Gross profit                               15,388              5,730                --               21,118
                                               --------------    ---------------    ----------------     ---------------

Operating expenses
     Sales and marketing                            10,781              8,018                --               18,799
     General and administrative                      4,324              5,376        14,521 (5)               24,221
     Research and development                        6,771              4,610                --               11,381
     Stock compensation expense                         --                 --                --                   --
     Restructuring reserve                              --                 --                --                   --
                                               --------------    ---------------    ----------------     ---------------
         Loss from operations                      (6,488)           (12,274)          (14,521)             (33,283)
     Interest and other income, net                   (29)                589                --                  560
                                               --------------    ---------------    ----------------     ---------------
         Loss before income taxes                  (6,517)           (11,685)          (14,521)             (32,723)
     Provision for income taxes                         --                175                --                  175
                                               --------------    ---------------    ----------------     ---------------
         Net loss                                  (6,517)           (11,860)          (14,521)             (32,898)

     Basic and diluted loss per
     common share                              $    (0.60)       $     (0.77)                            $    (1.23) (6)
                                               ==============    ===============                         ===============
     Weighted average common shares
     outstanding, basic and diluted                 10,891             15,312                                 26,791
                                               ==============    ===============                         ===============


                                       14


                               NETRIX CORPORATION

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE NINE MONTHS
                            ENDED SEPTEMBER 30, 1999

(1)      Information   obtained   from   the   historical   unaudited  condensed
         consolidated statement of operations of Netrix.

(2)      Information  obtained  from  the  historical   unaudited   consolidated
         statement of operations of OpenROUTE.

(3) Information obtained from the historical consolidated statement of operations of Netrix.

(4) Information obtained from the historical statement of operations of OpenROUTE.

(5) Reflects the amortization expense of the excess of cost over historical net assets acquired in the merger by use of the straight-line method over 4 years.

(6) The average common shares outstanding used in calculating basic and diluted pro forma loss per common share are calculated assuming that the estimated number of shares of Netrix common stock to be issued in the merger was outstanding from the beginning of the periods presented. For purposes of this Pro Forma Financial Information, the Company assumed that it would issue approximately 15.9 million in connection with the OpenROUTE acquisition. Options and warrants to purchase shares of common stock were not included in computing pro forma diluted earnings per common share because their inclusion would result in a smaller loss per common share.










                                       15